UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

TriLinc Global Impact Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2025, the board of managers (the “Board”) of TriLinc Global Impact Fund, LLC (the “Company”) appointed Kun Yong (Brent) Park, age 43, to serve as the Chief Financial Officer of the Company, effective as of April 1, 2025. Upon Mr. Park becoming the Chief Financial Officer, Gloria Nelund's tenure as the Company’s interim Chief Financial Officer ended and she continues in her longstanding positions as Chairman, President, and Chief Executive Officer of the Company.

Mr. Park brings extensive experience in financial reporting, auditing, and fund accounting to the Company. He has served as Fund Controller of TriLinc Advisors, LLC, the Company’s advisor (the “Advisor”) since December 2023 and as Accounting Manager for the Advisor since May 2022. Prior to joining the Advisor, from January 2021 through May 2022, Mr. Park was a Senior Fund Accountant at Kayne Anderson Capital Advisors, L.P. where he was responsible for preparing quarterly and annual financial statements in compliance with U.S. generally accepted accounting principles (GAAP), calculating fund level returns, and managing the net asset value (NAV) of complex structured senior credit funds.

Prior to Kayne Anderson Capital Advisors, L.P., Mr. Park held Senior Associate Audit and Assurance positions at PricewaterhouseCoopers, LLP from October 2019 to January 2021, at KPMG, LLP from November 2018 to October 2019, and at a boutique accounting firm from March 2016 to October 2018. During this period, Mr. Park conducted financial statement audits for various clients, including private equity funds, venture capital funds, and real estate funds, gaining experience in testing valuations of Level 3 investments and accounting for business combinations. Mr. Park also co-founded and served as Financial Manager at a product development and manufacturing company from July 2012 to October 2015, where he managed financial statements and analyzed financial data. Mr. Park holds a Bachelor of Arts in Environmental Economics and Policy from the University of California, Berkeley and is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Park and any other persons pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Park and any director or executive officer of the Company. Other than as described below, the Company is not aware of any related party transactions (as defined in Item 404(a) of Regulation S-K) with respect to Mr. Park that are required to be disclosed under Item 404(a).

In connection with his appointment as Chief Financial Officer, the Company entered into an indemnification agreement with Mr. Park, effective as of April 3, 2025. The terms of the indemnification agreement are substantially identical to the terms of the indemnification agreement we have entered into with each of our other directors (a form of which was filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-185676) filed with the Securities and Exchange Commission on December 26, 2012), which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On April 7, 2025, the Company issued a press release to announce the appointment of Kun Yong (Brent) Park as Chief Financial Officer of the Company, effective as of April 1, 2025. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including the press release attached as Exhibit 99.1 hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished herewith, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 99.1	Press release of TriLinc Global Impact Fund, LLC, dated April 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

April 7, 2025	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer